Exhibit 99

RANGE RESOURCES CORPORATION
Audit Committee Charter

I.     Purpose

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to oversee:

1)	The quality and integrity of the financial statements;

2)	The assessment of financial risk and risk management programs;

3)	The independence, qualifications, engagement and performance of the independent auditors;

4)	The integrity and adequacy of internal controls and the quality and adequacy of disclosures to stockholders;

5)	The Company’s compliance with legal and regulatory requirements; and to perform all other duties required under this Charter or assigned by the Board.

II.     Membership and Procedures

1)	The Committee shall be comprised of three or more members of the Board appointed annually to serve by the Board upon recommendation of the Governance and Nominating Committee. Each member shall meet the test of “independence” within the meaning of the rule established by the New York Stock Exchange (“NYSE”);

2)	Committee members may not serve on the audit committees of more than two other public companies, unless the Board evaluates a specific request and determines that such additional commitments would not interfere with service on the Committee;

3)	In accordance with NYSE and Securities and Exchange Commission (“SEC”) rules, members shall be “financially literate” and at least one member shall have “accounting or related financial management expertise” and, if practical, be an “audit committee financial expert” as defined by the SEC;

4)	A member can be removed from the Committee only by a majority vote of the Board. A Committee member may resign by giving written notice to the Chairman of the Board or the Corporate Secretary;

5)	The Committee Chair shall be appointed by the Board upon recommendation of the Governance and Nominating Committee. The Chair will normally determine the agenda, frequency and length of meetings. However, any member of the

Committee may require a special meeting of the Committee to be convened if they believe it is required. The Committee shall meet as often as necessary to carry out its responsibilities. Each Committee member shall have unlimited access to management and corporate information of any type requested;

6)	The Committee may designate one or more subcommittees, each consisting of one or more of its members. Subcommittees may exercise all the powers and authority of the Committee if such powers and authority is delegated to them. Each subcommittee shall keep minutes of its meetings and report them to the Committee or the Board;

7)	The Committee shall have the authority to engage or terminate outside legal, accounting and other advisors as needed, and approve the terms of their engagement and fees;

8)	The Committee will evaluate its performance relative to the responsibilities set forth in this Charter at least annually and will simultaneously review the adequacy of the Charter itself. The results of these evaluations shall be reported to the Board; and

9)	The Committee will keep minutes of its meetings and promptly inform the Board of any material issues or concerns.

III. Authority and Responsibility

The Committee’s key responsibilities include:

1)	Oversight of the independent auditors;

2)	Oversight of the internal audit function; and

3)	Compliance with financial disclosure requirements and laws and regulations relating to audits.

Oversight of Independent Auditors

The Committee shall:

1)	Be solely responsible for oversight of the work of the independent auditors, as well as their appointment, dismissal and compensation. The independent auditors will report directly to the Committee;

2)	Review, at least annually, the qualifications, performance and independence of the auditor. The review will include an examination of any relationships between the independent auditors and the Company that could be considered to bear on the auditors’ independence. In addition, the review shall ensure the rotation of partners in accordance with SEC rules and securities laws;

3)	Approve in advance any audit or permissible non-audit engagement of the independent auditors;

4)	Meet with the independent auditors prior to the annual audit to review planning and staffing, including the responsibilities of and staffing by Company personnel who will assist in the audit;

5)	Approve and recommend to the Board the hiring of any employees or former employees of the independent auditors who have participated in any capacity in the audit of the Company within three years from the date of such audit opinion; and

6)	Annually obtain and review a report from the independent auditors describing the accounting firm’s internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent auditors and the Company.

Oversight of Internal Audit

The Committee shall:

1)	Review the hiring, appointment and/or replacement of internal auditing personnel;

2)	Review the activities of the internal auditing department and any significant reports to management as well as management’s response; and

3)	Discuss with the independent auditors and management the responsibilities of the internal audit department including budget and staffing and any recommended changes in the planned scope of the department.

Oversight of Compliance Issues

The Committee shall:

1)	Prior to public dissemination, review with management and the independent auditors the annual audited and quarterly unaudited financial statements as well as disclosures under MD&A, including major issues regarding accounting, disclosure, auditing procedures, and adequacy of internal controls that could materially affect the financial statements;

2)	Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including any significant changes in the selection or application of accounting principles, and major issues as to the adequacy of internal controls and any special steps adopted in light of material control deficiencies;

3)	Review and discuss reports from the independent auditors on all critical accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management including the potential ramifications if such alternative treatments are adopted and the treatments preferred by the independent auditor;

4)	Review any other material written communication between the independent auditor and management;

5)	Discuss general guidelines with management for earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies;

6)	Discuss with management and the independent auditor the effect on the financial statements of significant regulatory and accounting initiatives as well as off-balance sheet structures, if any;

7)	Discuss with management major financial risk exposures and the steps management has taken to monitor and control such exposures, including risk assessment and risk management policies;

8)	Review with the independent auditor any audit problems and management’s response, including any differences noted by the auditor on which the Company did not adjust the financial statements. The Committee will have the authority to resolve any disagreements between the auditors and management regarding financial reporting;

9)	Review any disclosures made to the Audit Committee by the CEO and CFO during their certification process for Forms 10-K and 10-Q regarding allegations of fraud or deficiencies in the disclosure procedures;

10)	Discuss at least annually with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61 – Communication with Audit Committees;

11)	Prepare the report required in the annual proxy statement and review the matters described in such report;

12)	Obtain quarterly assurances from the internal auditing staff and management that the system of internal controls is effective. Annually obtain a report from the independent auditors regarding management’s assessment of the internal control procedures;

13)	Obtain from the independent auditor assurance that no illegal acts or undisclosed related party transactions were discovered during their examination in regard to Section 10A(b) of the Securities Exchange Act of 1934, as amended;

14)	Obtain reports from management and the internal auditing staff that the Company is in conformity with its Code of Business Conduct and Ethics and all applicable legal requirements and/or provide recommendations to facilitate compliance. Review disclosures for compliance with the securities laws relating to insider and affiliated party transactions;

15)	Establish procedures for the confidential, anonymous submission, retention and treatment of complaints by employees and others regarding accounting, internal control or auditing matters;

16)	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements and/or accounting policies;

17)	At least annually, review any legal issues with the General Counsel (or outside counsel if there is no General Counsel) that may have a material impact on financial statements or compliance policies as well as any material reports or inquiries received from regulators or governmental agencies; and

18)	Meet periodically in separate sessions with each of: (a) the individual in charge of the internal audit function; (b) the independent auditors; and (c) management.

Other

The Committee shall:

1)	Report regularly to the Board any issues that arise regarding the integrity of the financial statements, compliance with legal or regulatory requirements, the performance and independence of the independent auditors or the performance of the internal audit function;

2)	Perform any other activities as may be assigned by the Board.